Exhibit (10)(b)

MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3
for
TD WATERHOUSE FAMILY OF FUNDS, INC.

        WHEREAS, TD Waterhouse Family of Funds, Inc. (the “Company”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

        WHEREAS, shares of capital stock of the Company are currently divided into five series: Money Market Portfolio, U.S. Government Portfolio, Municipal Portfolio, California Municipal Money Market Portfolio and New York Municipal Money Market Portfolio (collectively, the “TDWFF Funds”);

        WHEREAS, the Company’s charter has been amended to permit the Money Market Portfolio (the “Fund”) to issue its shares of capital stock in two classes: “Investor Class” and “Premium Class”;

        WHEREAS, it is proposed that the shares of capital stock of the Fund that are currently issued and outstanding be redesignated as Investor Class shares; and

        WHEREAS, the Company desires to adopt, on behalf of the Fund, a Multiple Class Plan pursuant to Rule 18f-3 under the Act (the “Plan”) with respect to the Fund;

        NOW, THEREFORE, the Company hereby adopts, effective as of November 7, 2005, on behalf of the Fund, the Plan, in accordance with Rule 18f-3 under the Act on the following terms and conditions:

        1. CLASS CHARACTERISTICS. The Company has adopted (subject to receipt of shareholder approval, as necessary) a Distribution Plan with respect to both the Investor Class and Premium Class shares pursuant to Rule 12b-1 under the Act. The Distribution Plan authorizes the Company to pay distribution fees (the “12b-1 Fees”) for each class of shares. For Investor Class shares, the 12b-1 Fee is payable at the annual rate of up to 0.45% of the average daily net assets of the class. For Premium Class shares, the 12b-1 Fee is payable at the annual rate of up to 0.365% of the average daily net assets of the class.

        Shares of each class of the Fund shall represent an equal pro rata interest in the Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement as reflected in the 12b-1 Fees, shareholder service fees and transfer agency fees and related expenses of each class; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution or shareholder service arrangements and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, shares of each class of a Fund shall have the features described in the Sections below.

        2. ALLOCATION OF INCOME AND EXPENSES. Income, any realized and unrealized capital gains and losses, and expenses not allocated to a particular class, will be allocated to each class daily on the basis of the total value of each class of shares in relation to the total value of each class of shares of the Fund after paid-in capital is recorded.

        3. EXCHANGE PRIVILEGES. Investor Class shares of the Fund may be exchanged for shares in the other TDWFF Funds as described in the Company’s prospectus and statement of additional information from time to time. Premium Class shares have no exchange privileges. The exchange privileges may be modified or terminated at any time, or from time to time, upon 60 days’ notice to shareholders.

        4. CONVERSION FEATURES. There shall be no conversion features associated with any of the classes of shares of the Fund.

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        5. QUARTERLY AND ANNUAL REPORTS. The Board of Directors of the Company (the “Board”) shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any 12b-1 Fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Board in the exercise of their fiduciary duties.

        6. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be waived or reimbursed by any adviser, underwriter, or any other provider of services to the Company without the prior approval of the Board.

        7. APPROVAL OF PLAN. The Plan has been approved by a majority of the Board and by a majority of the Board’s Directors who are not interested persons of the Company based on a finding that the Plan, including the allocation of income and expenses, is in the best interest of each class individually and the Fund as a whole. Similar approval shall be required before any material amendment of the Plan shall be effective.

        8. GOVERNANCE. For so long as this Plan shall be in effect, the Company shall satisfy the fund governance standards defined in Rule 0-1(a)(7) under the Act.

Dated: November 7, 2005

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